EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Dollar Tree, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-207645, 333-198015, 333-175121, 333-126286, 333-117337, 333-106886, 333-106884, 333-106883, 333-41248, 033-92812, 033-92816, 033-92814, 333-38735, and 333-61139) on Form S-8 and registration statement (No. 333-211142) on Form S-4 of Dollar Tree, Inc. of our report dated March 28, 2017, with respect to the consolidated balance sheets of Dollar Tree, Inc. as of January 28, 2017 and January 30, 2016, and the related consolidated income statements, and the statements of comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended January 28, 2017, and the effectiveness of internal control over financial reporting as of January 28, 2017, which report appears in the January 28, 2017 annual report on Form 10‑K of Dollar Tree, Inc.
/s/ KPMG LLP
Norfolk, Virginia
March 28, 2017

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